                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            JOHN H. HARLAND COMPANY
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                               BOARD OF DIRECTORS
                            JOHN H. HARLAND COMPANY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                                            N/A

     (2)  Aggregate number of securities to which transaction applies:

                                            N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                            N/A

     (4)  Proposed maximum aggregate value of transaction:

                                            N/A

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

                                            N/A

     (2)  Form, Schedule or Registration Statement No.:

                                            N/A

     (3)  Filing Party:

                                            N/A

     (4)  Date Filed:

                                            N/A

NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY STATEMENT


                                                                     HARLAND

John H. Harland Company

Robert R. Woodson
Chairman, President and Chief Executive Officer


                                                               March 17, 1994

Dear Shareholder:

You are cordially invited to attend the 1994 annual meeting of shareholders of John H. Harland Company to be held at the High Museum of Art, 1280 Peachtree Street, NE, Atlanta, Georgia on Friday, April 22, 1994 at 10:00 a.m.

The items of business are listed in the Notice of Annual Meeting and are more fully addressed in the Proxy Statement which follows. In addition, we will review with you the progress of the Company during the past year and report the results of operations for the first quarter.

Your vote is very important regardless of the number of shares you may hold. Please date, sign and return the proxy in the enclosed envelope to ensure that your shares are represented at the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in John H. Harland Company.

Sincerely,




Robert R. Woodson



Box 105250                 Atlanta, Georgia  30348         Phone (404) 981-9460

                           JOHN H. HARLAND COMPANY

                                2939 MILLER ROAD
                             DECATUR, GEORGIA 30035

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 1994

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of John H. Harland Company will be held at the High Museum of Art, 1280 Peachtree Street, NE, Atlanta, Georgia on Friday, April 22, 1994 at 10:00 a.m. for the following purposes:

     (1) To elect four (4) Directors;

     (2) To ratify the appointment of Deloitte & Touche as the Company's independent certified public accountants for the year ending December 31, 1994; and

     (3) To transact any and all such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 3, 1994 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

     Your attention is directed to the Proxy Statement submitted with this Notice.

                                          VICTORIA P. WEYAND
                                          Vice President and Secretary

Atlanta, Georgia
March 17, 1994

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                                   HARLAND

                                                                  March 17, 1994

                            JOHN H. HARLAND COMPANY
                                2939 MILLER ROAD
                             DECATUR, GEORGIA 30035

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 1994

     The enclosed form of proxy is solicited by the Board of Directors of John
H. Harland Company (the "Company") for use at the annual meeting on April 22, 1994 and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, they will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking it or (ii) a duly executed proxy bearing a later date. Furthermore, if a shareholder attends the meeting and elects to vote in person, any previously executed proxy is thereby revoked.

     Only shareholders of record as of the close of business on March 3, 1994 will be entitled to vote at the annual meeting. As of that date, the Company had outstanding 30,485,948 shares of Common Stock. Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will be first mailed to the shareholders on or about March 17, 1994.

     Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting. Such inspectors also will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Pursuant to the Company's Bylaws and applicable state law, a quorum is present if a majority of the votes entitled to be cast are represented in person or by proxy at such meeting. The affirmative vote of a plurality of votes cast by shares entitled to vote for the election of directors at a meeting at which a quorum is present is required to elect directors.

                             ELECTION OF DIRECTORS

     Under the Bylaws, directors are divided into three classes with each class serving a three-year term and one class elected at each annual meeting of shareholders. The term of four of the present directors expires at the 1994 annual shareholders' meeting and three of those four directors are being nominated for reelection to the Board to serve until the annual shareholders' meeting in 1997 and until their successors are elected and qualified. Mr. Whitney, the fourth director whose term expires at the 1994 annual shareholders' meeting, is retiring effective that date after twelve years of service as a director of the Company. Mr. Robert A.

Yellowlees has been nominated by the Board to replace Mr. Whitney. In connection with his retirement from the Company after 30 years of service, Mr. I. Ward Lang has indicated his intention to resign from the Company's Board following the annual meeting of shareholders. In such event, the Board does not anticipate filling the vacancy resulting from Mr. Lang's resignation and would fix the number of directors at 10. With these noted exceptions, the remaining directors presently on the Board will continue as members of the Board until their respective terms expire as indicated in the following list.

     The Board has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the annual meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than four directors.

                           MANAGEMENT OF THE COMPANY

DIRECTORS

     The following list sets forth the names of the four nominees for election or reelection to the Board to serve until the annual shareholders' meeting in 1997 and until their successors are elected and qualified. It also contains, as to each nominee and present director, information with regard to age, the year first elected a director, the year that term as a director expires, a brief description of principal occupation and business experience during the past five years, directorships of companies (other than the Company) presently held, and certain other information, which information has been furnished by the respective individuals.

                       NOMINEES FOR ELECTION TO THE BOARD

- ------------------    68 years of age
- ------------------    First elected a Director in 1987
- ------------------    Present Term expires 1994
- ------------------    Chairman of the Board, Beers Construction Company (a general
- ------------------      contracting company), since 1946
- ------------------    Director, NationsBank Corporation, Atlanta Gas Light Company, BellSouth
- ------------------      Telecommunications, Inc. and Rock-Tenn Company
- ------------------
   LAWRENCE L.        Serves as Chairman of the Compensation and Stock Option Committee and
  GELLERSTEDT, JR.      on the Executive Committee of the Board of Directors

- ------------------    56 years of age
- ------------------    First elected a Director in 1991
- ------------------    Present Term expires 1994
- ------------------    Partner, King & Spalding, Atlanta, Georgia (legal counsel to the
- ------------------      Company), since 1968
- ------------------
- ------------------
- ------------------

 EDWARD J. HAWIE      Serves on the Executive Committee of the Board of Directors

- ------------------    57 years of age
- ------------------    First elected a Director in 1984
- ------------------    Present Term expires 1994
- ------------------    Vice Chairman of the Board and Chairman of the Executive Committee,
- ------------------      Callaway Gardens Resort, Inc. (a horticultural, environmental and
- ------------------      recreational facility), since 1992, President and Chief Executive
- ------------------      Officer from 1972 to 1992
- ------------------    Director, American Business Products, Inc. and Trust Company Bank of
                        Columbus

G. HAROLD NORTHROP    Serves on the Compensation and Stock Option Committee and on the Long
                        Range Planning Committee of the Board of Directors

- ------------------    55 years of age
- ------------------    Nominated by the Board for election as a Director in 1994
- ------------------    Chairman of the Board, President and Chief Executive Officer, National
- ------------------      Data Corporation (a company specializing in computer systems and
- ------------------      services for the healthcare and retail markets), since 1992; Chairman
- ------------------      of the Board, Spectrum Research Group, Inc., since 1989, and Chief
- ------------------      Executive Officer from 1989 to 1992; Chairman and Chief Executive
- ------------------      Officer, American Telesystems Corporation from 1982 to 1992
                      Director, Spectrum Research Group, Inc.
    ROBERT A.
     YELLOWLEES

                DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING
- ------------------    44 years of age
- ------------------    First elected as a director in 1993
- ------------------    Present Term expires 1996
- ------------------    Executive Vice President, Baranco Automotive Group (an automobile
- ------------------      dealership), since 1992, Vice President, Baranco Pontiac, from 1978
- ------------------      to 1992
- ------------------    Director, First Union National Bank of Georgia and Complete Health
- ------------------      Services, Inc.

JUANITA P. BARANCO    Serves on the Audit Committee of the Board of Directors

- ------------------    51 years of age
- ------------------    First elected a Director in 1988
- ------------------    Present Term expires 1996
- ------------------    President and Chief Operating Officer, McWane, Inc. (an Alabama-based
- ------------------      manufacturer of cast iron pipes, fittings and foundry products),
- ------------------      since 1980
- ------------------    Director, Protective Life Corporation and National Commerce Corporation
- ------------------

 JOHN J. MCMAHON      Serves as Chairman of the Long Range Planning Committee and on the
                        Audit Committee of the Board of Directors

- ------------------    55 years of age
- ------------------    First elected a Director in 1990
- ------------------    Present Term expires 1996
- ------------------    Chairman and Chief Executive Officer, Genuine Parts Company (a
- ------------------      distributor of automobile replacement parts), since 1990, President
- ------------------      and Chief Executive Officer from 1989 to 1990, and President and
- ------------------      Chief Operating Officer from 1986 to 1989
- ------------------    Director, Equifax Inc. and Crawford & Company

 LARRY L. PRINCE      Serves on the Compensation and Stock Option Committee of the Board of
                        Directors

- ------------------    61 years of age
- ------------------    First elected a Director in 1971
- ------------------    Present Term expires 1996
- ------------------    Chairman, President and Chief Executive Officer of the Company since
- ------------------      1992, President and Chief Executive Officer from 1990 to 1992, and
- ------------------      President from 1984 to 1992
- ------------------    Director, Allied Holdings, Inc., Haverty Furniture Companies, Inc. and
- ------------------      NationsBank of Georgia, N.A.

ROBERT R. WOODSON

- ------------------    64 years of age
- ------------------    First elected a Director in 1967
- ------------------    Present Term expires 1995
- ------------------    Vice Chairman and General Counsel of the Company since January of 1994,
- ------------------      Vice Chairman, General Counsel and Secretary from 1993 to 1994,
- ------------------      Senior Vice President and Secretary from 1981 to 1993
- ------------------
- ------------------

   I. WARD LANG

- ------------------    67 years of age
- ------------------    First elected a Director in 1980
- ------------------    Present Term expires 1995
- ------------------    Chairman of the Board, Pattillo Construction Company, Inc. (an
- ------------------      industrial builder and developer), since 1954
- ------------------    Director, Eaton Corporation, Protective Life Corporation and SunTrust
- ------------------      Banks, Inc.
- ------------------

  H. G. PATTILLO      Serves on the Executive Committee and on the Long Range Planning
                        Committee of the Board of Directors

- ------------------    67 years of age
- ------------------    First elected a Director in 1973
- ------------------    Present Term expires 1995
- ------------------    Retired Chairman and Chief Executive Officer, Richway Stores, a
- ------------------      Division of Federated Department Stores, Inc. (an operator of
- ------------------      discount department stores), since 1987
- ------------------    Director, Goody's Family Clothing, Inc. and Payless Cashways, Inc.
- ------------------

JOHN H. WEITNAUER,    Serves as Chairman of the Audit Committee and on the Executive
        JR.             Committee of the Board of Directors

BENEFICIAL OWNERSHIP

     The following table sets forth the beneficial ownership of (i) the Company's directors and nominees, (ii) the Chief Executive Officer and each of the five other most highly compensated executive officers of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) five percent shareholders of the Company, all as of February 1, 1994.

                                                                      SHARES OF COMMON STOCK
                                                                        BENEFICIALLY OWNED
                                                                ----------------------------------
                             NAME                               NUMBER(1)         PERCENT OF CLASS
- --------------------------------------------------------------  ---------         ----------------
Juanita P. Baranco............................................         --                 --
John A. Conant................................................  1,552,950(2)             5.1
Miriam D. Conant..............................................  1,855,950(3)             6.1
William M. Dollar.............................................      6,321(4)(5)            *
Lawrence L. Gellerstedt, Jr...................................      3,000(6)               *
Edward J. Hawie...............................................        810(7)               *
Thomas M. Hidell..............................................     32,675(4)(8)            *
INVESCO PLC...................................................  2,877,550(9)             9.4
I. Ward Lang..................................................    214,294(10)              *
John J. McMahon...............................................      8,475(11)              *
G. Harold Northrop............................................      2,000                  *
H. G. Pattillo................................................     29,252(12)              *
Larry L. Prince...............................................      1,000                  *
Earl W. Rogers, Jr............................................     12,630(4)               *
Michael S. Rupe...............................................     17,002(4)(13)           *
John H. Weitnauer, Jr.........................................      6,220                  *
Robert R. Woodson.............................................    512,404(14)            1.7
Robert A. Yellowlees..........................................         --                 --
All executive officers and directors as a group (15
  persons)....................................................    846,083(4)            2.8%

- ---------------

   * Represents less than 1%

 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. Except as otherwise indicated in the list, the persons shown possessed sole voting and investment power with respect to all shares set forth opposite their name.
 (2) Includes 709,966 shares owned by Mr. Conant's wife and 466,000 shares owned of record and beneficially by the John H. and Wilhelmina D. Harland Charitable Foundation, Inc. of which Mr. Conant and his wife are trustees, as to all of which shares Mr. Conant may be deemed to share voting and investment power, and in all of which shares Mr. Conant disclaims any beneficial interest. Mr. Conant's address is Suite 106, Two Piedmont Center, Atlanta, Georgia 30305.
 (3) Includes 303,000 shares held by a trust created from the Estate of John H. Harland, of which she is a co-trustee, as to which Mrs. Conant may be deemed to share voting and investment power and with respect to which she disclaims any beneficial interest. Also includes 376,984 shares owned by Mrs. Conant's husband and 466,000 shares owned of record and beneficially by the John H. and Wilhelmina D. Harland Charitable Foundation, Inc. of which Mrs. Conant and her husband are trustees, as to all of which shares Mrs. Conant may be deemed to share voting and investment power, and in all of which shares Mrs. Conant disclaims any beneficial interest. Mrs. Conant's address is Suite 106, Two Piedmont Center, Atlanta, Georgia 30305.
 (4) Includes shares which may be acquired on or before April 1, 1994 pursuant to the exercise of stock options as follows: 5,000 shares by Mr. Dollar; 25,137 shares by Mr. Hidell; 9,000 shares by Mr. Rogers; 16,693 shares by Mr. Rupe; and 122,454 shares by all executive officers and directors as a group.
 (5) Includes 1,321 shares Mr. Dollar holds jointly with his wife.
 (6) Includes 1,000 shares held by Mr. Gellerstedt's wife, with respect to which he disclaims any beneficial interest.
 (7) Includes 110 shares held by Mr. Hawie's wife, with respect to which he disclaims any beneficial interest.
 (8) Includes 7,530 shares Mr. Hidell holds jointly with his wife. Also includes 8 shares Mr. Hidell holds for the benefit of his child, as to which he disclaims any beneficial interest.
 (9) According to a Schedule 13G dated February 10, 1994 as filed with the Securities and Exchange Commission, INVESCO PLC ("INVESCO") holds the shares on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. According to INVESCO's Schedule 13G, the interest of any such person does not exceed 5% of the class of securities. Also according to INVESCO's Schedule 13G, INVESCO has shared voting and investment power with respect to all of such shares and has sole voting and investment power with respect to none of such shares. INVESCO's address is 11 Devonshire Square, London EC2M 4YR, England.
(10) Includes 19,360 shares owned by Mr. Lang's wife, and 12,800 shares owned by the Company's Profit Sharing Plan and Trust, for which Mr. Lang serves as a plan administrator, as to all of which shares Mr. Lang may be deemed to share voting and investment power, and in all of which shares Mr. Lang disclaims any beneficial interest. Also includes 19,788 shares that Mr. Lang has the right to acquire by exercising options available to him as of April 1, 1994.
(11) Includes 5,195 shares held by Mr. McMahon's wife, with respect to which he disclaims any beneficial interest.
(12) Includes 20,000 shares held by Mr. Pattillo's wife, with respect to which he disclaims any beneficial interest.
(13) Includes 5 shares Mr. Rupe holds for the benefit of his child, with respect to which he disclaims any beneficial interest.
(14) Includes 28,800 shares owned by Mr. Woodson's wife and 12,800 shares owned by the Company's Profit Sharing Plan and Trust, for which Mr. Woodson serves as a plan administrator, as to all of which shares Mr. Woodson may be deemed to share voting and investment power, and in all of which shares Mr. Woodson disclaims any beneficial interest. Also includes 250,000 shares held in the J. William Robinson Irrevocable Trust with respect to which Mr. Woodson may be deemed to have investment power but with respect to which he disclaims any beneficial interest. Also includes 46,836 shares that Mr. Woodson has the right to acquire by exercising options available to him as of April 1, 1994.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based on a review of the Section 16 Reports filed by Reporting Persons with respect to the period from January 1, 1993 through December 31, 1993, and certain representations of such Reporting Persons, all filing requirements under Section 16(a) applicable to Reporting Persons during such period have been met.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Audit Committee of the Board of Directors composed of John H. Weitnauer, Jr., Chairman, Juanita P. Baranco, and John J. McMahon. The principal functions of the Audit Committee are to recommend to the Board of Directors the persons or firm to be employed as independent auditors of the Company; to review with such auditors the scope of their engagement, their report of audit and the accompanying management letter, if any; and to consult with the independent auditors and management with regard to the Company's accounting methods and the adequacy of the Company's internal system of accounting control.

     The Company has a standing Compensation and Stock Option Committee composed of Lawrence L. Gellerstedt, Jr., Chairman, G. Harold Northrop and Larry L. Prince. The principal functions of the Compensation and Stock Option Committee are to fix the compensation of the Chief Executive Officer, and to review the recommendations of the Chief Executive Officer regarding the compensation of other officers of the Company, to approve the granting of stock options to officers and certain key employees and to make recommendations to the Board of Directors relating to other aspects of employee compensation.

     The Company has a standing Executive Committee composed of Robert R. Woodson, Chairman, Lawrence L. Gellerstedt, Jr., Edward J. Hawie, H. G. Pattillo and John H. Weitnauer, Jr. The principal function of the Executive Committee is to act between meetings of the Board of Directors.

     The Company has a Long Range Planning Committee composed of John J. McMahon, Chairman, G. Harold Northrop and H. G. Pattillo. The principal function of the Long Range Planning Committee is to review and make recommendations to the Company on its long-term goals and objectives.

     The Board of Directors of the Company met six times during the fiscal year ended December 31, 1993. During that time the Audit Committee held two meetings, the Compensation and Stock Option Committee held one meeting, the Executive Committee held eight meetings and the Long Range Planning Committee held three meetings. All of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and all committees on which they served during that period. The Company does not have a standing nominating committee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table presents summary information with respect to compensation paid by the Company to the Chief Executive Officer and each of the five other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year, with the exception of one executive officer who was employed by the Company through August 1993) for the fiscal years ended December 31, 1991, 1992 and 1993:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                           ------------
                                                   ANNUAL COMPENSATION      SECURITIES     ALL OTHER
                                                  ----------------------    UNDERLYING    COMPENSATION
      NAME AND PRINCIPAL POSITION        YEAR     SALARY($)     BONUS($)    OPTIONS(#)       ($)(3)
- ---------------------------------------  ----     ---------     --------   ------------   ------------
Robert R. Woodson......................  1993     $ 360,400     $115,325      38,286        $ 77,663
  Chairman, President, Chief Executive   1992     $ 340,000     $ 20,000       4,000        $ 73,856
  Officer and Director                   1991     $ 292,500           --       4,000        $ 70,624

I. Ward Lang...........................  1993     $ 190,000     $ 47,500      11,238        $ 66,148
  Vice Chairman, General Counsel,        1992     $ 185,000     $ 19,375       4,000        $ 63,000
  Secretary and Director                 1991     $ 174,291           --       4,000        $ 58,815

Thomas M. Hidell.......................  1993(1)  $ 111,771     $ 23,497      18,137        $248,748
  Former Senior Vice President           1992     $ 175,000     $ 15,000       4,000        $ 32,109
                                         1991     $ 160,000     $ 16,950       3,500        $ 28,563

Michael S. Rupe........................  1993     $ 173,152(2)  $ 61,642      17,193        $  6,068
  Senior Vice President                  1992     $ 163,350     $ 32,315       4,000        $  4,263
                                         1991     $ 120,656           --       3,500        $ 27,156

Earl W. Rogers, Jr.....................  1993     $ 134,387     $ 35,931          --        $ 20,379
  Senior Vice President                  1992     $ 107,787     $ 15,000       3,000        $ 16,968
                                         1991     $  98,474     $  2,458       1,500        $ 14,901

William M. Dollar......................  1993     $ 103,500     $ 21,994          --        $ 25,771
  Vice President, Treasurer and Chief    1992     $  99,500     $ 13,969       3,000        $  2,355
  Financial Officer                      1991     $  95,000           --       1,000        $  1,223

- ---------------

(1) Mr. Hidell was employed by the Company through August 6, 1993 at which time he retired and received an early retirement package from the Company. Salary for 1993 reflects Mr. Hidell's salary through August 6. The amount reflected in the bonus column for 1993 equals two-thirds of the bonus Mr. Hidell otherwise would have received. In addition to the amounts set forth in footnote 3, the amount reflected in the all other compensation column includes amounts paid, payable or otherwise accrued in connection with Mr. Hidell's early retirement package as follows: $185,000 (one year's base salary); $34,781 for remaining 1993 and 1994 vacation, which will be paid in August 1994; and $299 for life insurance and split dollar premiums paid in 1994. Such amount does not include: (i) life insurance premiums to be paid beyond 1994 which currently are indeterminable and (ii) the 1994 contribution to the Company's profit sharing plan for the benefit of Mr. Hidell. Although such contribution will be based, in part, on the

     Company's 1994 performance and therefore presently is indeterminable, the Company estimates that, based on past experience, it will not exceed $20,000. In addition, Mr. Hidell has 90 days from August 6, 1994 to exercise any outstanding stock options.
(2) Mr. Rupe was employed by the Company on March 11, 1991.
(3) Amounts include contributions to the Company's profit sharing plan for 1993, 1992 and 1991, respectively, as follows: Mr. Woodson: $30,000, $30,000 and $30,000; Mr. Lang: $30,000, $30,000 and $28,256; Mr. Hidell: $ 28,382,
     $28,350 and $25,088; Mr. Rupe: $3,532, $1,764 and $0; Mr. Rogers: $18,505,
     $15,228 and $13,301; and Mr. Dollar: $3,167, $2,149 and $1,026. Includes
     amounts accrued pursuant to deferred compensation arrangements for 1993, 1992 and 1991, respectively, as follows: Mr. Woodson: $46,610, $43,152 and $40,019; Mr. Lang: $35,224, $32,617 and $30,198; Mr. Hidell: $0, $3,397 and
     $3,144; Mr. Rupe: $2,332, $2,161 and $27,002; Mr. Rogers: $1,632, $1,512
     and $1,400; and Mr. Dollar: $22,451, $0 and $0. Includes life insurance and split dollar premiums paid on behalf of the individuals in 1993, 1992 and 1991, respectively, as follows: Mr. Woodson: $1,053, $704 and $605; Mr.
     Lang: $924, $383 and $361; Mr. Hidell: $286, $362 and $331; Mr. Rupe: $204,
     $338 and $154; Mr. Rogers: $242, $228 and $200; and Mr. Dollar: $153, $206
     and $197.

OPTION GRANTS

     The following table provides details regarding stock options granted to the named executive officers during 1993.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS(1)
                         ------------------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF     % OF TOTAL                                             ASSUMED ANNUAL RATES OF STOCK
                         SECURITIES     OPTIONS      EXERCISE    MARKET PRICE                 PRICE APPRECIATION FOR OPTION
                         UNDERLYING    GRANTED TO    OR BASE    OF UNDERLYING                            TERM(2)
                          OPTIONS     EMPLOYEES IN    PRICE      SECURITY ON     EXPIRATION   ------------------------------
         NAME            GRANTED(#)   FISCAL YEAR     ($/SH)    DATE OF GRANT       DATE       0%($)      5%($)      10%($)
- -----------------------  ----------   ------------   --------   --------------   ----------   --------   --------   --------
Robert R. Woodson......    34,286         33.6%      $ 26.250      $ 26.250        1/3/98           --   $248,655   $549,464
                            4,000          3.9%      $ 23.875      $ 26.875        5/6/98     $ 12,000   $ 41,700   $ 77,630
I. Ward Lang...........     7,238          7.1%      $ 26.250      $ 26.250        1/3/98           --   $ 52,493   $115,995
                            4,000          3.9%      $ 23.875      $ 26.875        5/6/98     $ 12,000   $ 41,700   $ 77,630
Thomas M. Hidell.......    14,137         13.8%      $ 26.250      $ 26.250        1/3/98           --   $102,527   $226,558
                            4,000          3.9%      $ 23.875      $ 26.875        5/6/98     $ 12,000   $ 41,700   $ 77,630
Michael S. Rupe........    13,193         12.9%      $ 26.250      $ 26.250        1/3/98           --   $ 95,681   $211,430
                            4,000          3.9%      $ 23.875      $ 26.875        5/6/98     $ 12,000   $ 41,700   $ 77,630
Earl W. Rogers,
  Jr.(3)...............        --           --             --            --            --           --         --         --
William M. Dollar(3)...        --           --             --            --            --           --         --         --

- ---------------

(1) Upon exercise of an option, the exercise price may be paid in cash, Common Stock or a combination of cash and Common Stock. Options are exercisable one year from the date of grant and expire no later than the earlier of the following dates: (a) the date on which the option is exercised in full, (b) three months after the date of the employee's termination of employment, or
     (c) the date which is the fifth anniversary of the date of the grant.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.
(3) Due to the timing of a Compensation and Stock Option Committee meeting, Mr. Rogers and Mr. Dollar did not receive options in 1993, but did receive option grants of 8,000 shares and 3,000 shares respectively in January 1994.

OPTION EXERCISES

     The following table shows the number of options exercised by executive officers during 1993 and the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1993.

      AGGREGATE OPTION EXERCISES IN 1993 AND FISCAL YEAR END OPTION VALUES

                                                                              NUMBER OF
                                                                             SECURITIES        VALUE OF
                                                                             UNDERLYING       UNEXERCISED
                                                                             UNEXERCISED     IN-THE-MONEY
                                                                             OPTIONS AT       OPTIONS AT
                                              SHARES                         FY-END (#)       FY-END ($)
                                            ACQUIRED ON                    ---------------   -------------
                                             EXERCISE         VALUE         EXERCISABLE/     EXERCISABLE/
                   NAME                         (#)        REALIZED ($)     UNEXERCISABLE    UNEXERCISABLE
- ------------------------------------------  -----------    ------------    ---------------   -------------
Robert R. Woodson.........................     4,985         $ 27,742       12,550/ 38,286       $ 0/0
I. Ward Lang..............................     4,985         $ 27,742       12,550/ 11,238       $ 0/0
Thomas M. Hidell..........................     4,000         $ 21,760       11,000/ 18,137       $ 0/0
Michael S. Rupe...........................         0                0        3,500/ 17,193       $ 0/0
Earl W. Rogers, Jr........................     2,500         $ 13,600        9,000/ 0            $ 0/0
William M. Dollar.........................         0                0        5,000/ 0            $ 0/0

DEFERRED COMPENSATION ARRANGEMENTS

     The Company has entered into deferred compensation arrangements with certain of its key employees, including the named executive officers, providing for monthly payments to the officer upon his retirement, disability or other termination of employment and to the officer's spouse or surviving minor children in the event of death. These arrangements, as presently in effect, provide for monthly payments at retirement of a specified amount, subject to a reduction in the event of early retirement and, with respect to certain cases, to a required minimum period of service prior to full vesting.

     The following table sets forth information with respect to the estimated annual benefit payable upon retirement at age 65 to the named executive officers under deferred compensation arrangements:

                                                                     ESTIMATED ANNUAL
                                   NAME                            RETIREMENT BENEFIT(1)
          -------------------------------------------------------  ---------------------
          Robert R. Woodson......................................        $ 100,000
          I. Ward Lang...........................................        $  60,000
          Thomas M. Hidell.......................................        $  12,072(2)
          Michael R. Rupe........................................        $  20,000
          Earl W. Rogers, Jr.....................................        $  12,000
          William M. Dollar......................................        $  12,000

- ---------------

(1) The amounts shown are based upon various assumptions by the Company regarding future conditions and events, including assumptions relating to the individual's continued employment with the Company until retirement, the absence of a change in control of the Company or any violations of the noncompetition arrangements described herein. The Company cannot accurately predict the future, and actual benefits therefore may differ materially from the amounts shown in this column. Amounts payable to the named executive officers pursuant to deferred compensation arrangements are not based on any formula, but rather were determined by the Compensation and Stock Option Committee.

(2) In accordance with the terms of Mr. Hidell's early retirement package, Mr. Hidell will receive such amount per year beginning at age 65.

     Payment of benefits under the deferred compensation arrangements commences at normal retirement age and continues during the life of the officer, and during the life of the officer's spouse and the minority of any surviving minor children, subject to a fifteen-year maximum period governing the payment of death benefits. Payment of benefits under these arrangements is conditioned upon the officer not engaging in certain activities in competition with the Company following termination of his employment. However, the arrangements further provide that if the officer's employment is terminated by the Company after a change in control of the Company, or if he resigns within 180 days following any such occurrence or transaction, the agreement not to compete shall not apply, and in addition, he may elect to receive either (i) a lump sum distribution of benefits equal to the liability then accrued by the Company with respect to his agreement, or (ii) a series of payments based upon his stated salary as in effect on the date of such change of control, merger or sale (without reduction for early retirement). A change in control of the Company is deemed to have occurred under the arrangements at such time as beneficial ownership of more than 50% of the Common Stock of the Company is held by any one person or group of two or more persons formed for the purpose of acquiring, holding or disposing of the Company's Common Stock.

NONCOMPETE AND TERMINATION AGREEMENTS

     The Company has entered into non-compete and termination agreements with certain officers, including each of the named executive officers under which each such officer has agreed that he will not compete with the Company or disclose confidential information during his employment or for a two-year period following termination of his employment. However, if the officer's employment is terminated by the Company (other than by reason of intentional wrongdoing), at any time after a change in control of the Company takes place, or if the officer resigns within 365 days after such a change in control takes place, then the officer's agreement not to compete will not apply and the officer will be entitled to receive a lump sum payment from the Company equal to the lesser of three times such officer's average annual compensation for the five calendar year period which immediately precedes the date his employment terminates or the maximum payment which the Company can make to such officer as a result of change in control of the Company under appropriate Internal Revenue Code provisions. A change in control of the Company is defined for these purposes as in the deferred compensation agreements described above.

DIRECTOR FEES

     For the year ending December 31, 1993, each non-employee director was paid a fee of $16,000 and $750 per Board and committee meeting attended with the exception of the committee chairmen who received $1,000 per committee meeting attended. Employee directors received no compensation for Board services.

     The report of the Compensation and Stock Option Committee and the stock performance graph that follow shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

                         COMPENSATION AND STOCK OPTION
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") of the Company's Board of Directors is responsible for overseeing the Company's executive compensation program. The Committee, which consists of outside, non-employee directors, has adopted a compensation program for executives designed to:

          - provide market-competitive base salaries;

          - reward performance that supports achievement of business plan goals;

          - motivate executives to achieve strategic operating objectives; and

          - encourage common stock ownership to further align the executives' interests with the shareholders' interests.

     In 1992, the Company retained an independent compensation consulting firm to assist in assessing the reasonableness and competitiveness of the Company's executive compensation program. The Committee carefully considered the results of the compensation survey and the recommendations of the consulting firm in determining the compensation in 1993 for the Company's executives, including Mr. Robert Woodson, the Company's Chief Executive Officer. In addition, the Committee considered recommendations of the Company's Chief Executive Officer (except with respect to the Chief Executive Officer's compensation), the Company's performance, and other factors discussed below. The components of the Company's executive compensation program for 1993 were (i) cash compensation, consisting of base salaries and annual incentive bonuses based on the achievement of individual and Company performance goals, and (ii) long-term incentives, including stock options and profit sharing contributions. The Committee will review the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993. Section 162(m) may deny a federal income tax deduction for an executive's compensation exceeding $1 million per year in certain cases. Currently, compensation is not expected to exceed the $1 million threshold for any executive.

  Cash Compensation

     The consulting firm compared the Company's cash compensation program (base salaries and cash bonuses) with the cash compensation programs of companies in a peer group comprised of (i) 48 public companies based in the Atlanta, Georgia metropolitan area with annual revenue in excess of $150 million, (ii) nine graphics printing industry companies with annual revenue in excess of $100 million and (iii) approximately 135 non-durable goods manufacturing companies with annual revenue in excess of $350 million (collectively, the "Market Group"). The Market Group included 4 of the 15 companies (excluding the Company) in the Dow Jones Industrial and Commercial General Services Index, one of the indices used in the Company's stock performance graph. The independent consulting firm, in consultation with the Company, concluded that the Market Group was an appropriate peer group for compensation comparison purposes.

     Based on the results of the compensation study, the total cash compensation (base salaries and bonuses) payable to the Company's executive officers was slightly higher than the average cash compensation paid by other companies in the Market Group. While the Company's base salaries were slightly higher than the Market Group average, the Company's bonuses were lower than the Market Group average. The goal is to provide competitive cash compensation to executive officers within the median range of the market.

     The consulting firm recommended that a larger portion of executive cash compensation be tied to Company performance. The Committee approved smaller increases in base salaries for 1993 and placed greater emphasis on increasing each executive officer's bonus potential.

     Base Salary. The Committee reviews each executive officer's base salary, including the Chief Executive Officer's base salary, on an annual basis. The Committee believes that the base salaries paid to the Company's executive officers are reasonable and competitive with the base salaries paid by the other companies in the Market Group and enhance the Company's ability to attract and retain talented executives.

     The Committee increased the executive officers' base salaries in 1993 from 2.7% to 6% over the base salaries paid in 1992, with the exception of one executive officer who received a larger increase in connection with a promotion. In determining the percentage increase in each executive officer's base salary, the Committee considered recommendations of the Chief Executive Officer, increases in the cost of living, additional responsibilities of certain executive officers, the competitive market for base salaries as reflected in the consulting firm's compensation survey, the executive's past and potential future contributions to the success of the Company, and the Company's overall performance. These factors were considered subjectively by the Committee in the aggregate, and none of the factors was accorded any specific weight.

     Annual Incentive Bonus. Under the supervision of the Committee, the Company maintains a bonus plan pursuant to which annual cash bonuses are payable to certain key officers and employees. Based on the results of the compensation survey, the Company's prior potential bonus for executive officers (25% of base salary) was significantly lower than the potential bonus of the market (an average of approximately 40% of base salary for persons in comparable positions). The Committee, therefore, determined to increase the bonus in order to be more competitive with the market.

     The consulting firm also noted that the Company's threshold for the award of bonuses in 1992 was higher than the market and that the Company's bonus program provided for no additional award if performance goals were exceeded. In order to bring the Company's program more in line with the market, the Committee lowered the threshold for the award of bonuses from 95% to 90% of targeted amounts, but provided that no bonuses would be awarded (unless authorized by the Committee) if earnings per share were less than the prior year. The Committee also provided for additional awards if the targeted performance measures were exceeded, with a maximum award based on the attainment of 110% of certain target amounts.

     In 1993, bonuses for executive officers, other than the Chief Executive Officer, were payable on a sliding scale based on (i) individual performance and
(ii) Company performance. Individual performance was based on the attainment of specific revenue or expense goals for areas in the Company for which the executive was directly responsible. The individual component equaled 25% to 50% of the total bonus potential, depending on the executive's primary responsibility. Executives directly responsible for an operating unit of the Company, compared to executives responsible for an administrative/support department, had a higher percentage of their bonus tied to individual performance. The Company's performance was based on earnings per share in relation to targeted earnings per share for the year. The Company component equaled 75% to 50% of the total bonus potential, again based on the executives' primary responsibility.

     Based on results for 1993, the executive officers (excluding the Chief Executive Officer) received bonuses equal to an average of approximately 25% of base salaries. With respect to the individual performance component, certain executive officers received the maximum individual performance bonuses as a result of exceeding targeted revenue or expense levels, as applicable, by 10% or more. Certain other executive officers received individual performance bonuses less than the potential bonus amounts due to revenues that were lower than budget. With respect to the Company performance component, earnings per share for 1993 were

96% of the targeted earnings per share amount. Executive officers received Company performance bonuses in amounts less than the potential bonus amounts as a result of the Company's earnings per share for 1993, which were 4% below target.

  Long-Term Incentives

     Stock Options. Pursuant to the Company's 1981 Incentive Stock Option Plan, as Extended (the "Plan"), the Company, acting through the Committee, may grant stock options to key employees from time to time. Based on a survey of 344 manufacturing and service companies (which include 10 of the approximately 190 companies included in the Market Group and 3 of the 15 companies (excluding the Company) included in the Dow Jones Industrial and Commercial General Services Index), the independent consulting firm advised the Company that option grants to the executive officers were substantially lower than the market. Based on information provided by the consulting firm, the Company's prior option grant (as a percentage of base salary) was on average more than 40% lower than market for persons holding comparable positions. In addition, the consulting firm noted that the percentage of common stock owned by the executive officers as a group was lower than the market. In an effort to provide competitive long-term incentives, stock option grants are targeted at the median range of the market.

     In light of the findings and recommendations of the consulting firm and in an effort to compensate for below-market option grants in the past, the Committee authorized the grant of options in 1993 to executive officers (excluding the Chief Executive Officer and with the exception of two executive officers that did not receive options in 1993) equal to 100% to 200% of executive officers' base salaries. The executive officers that did not receive options in 1993 were in a different group for purposes of stock option grants because they did not report directly to the Chief Executive Officer. Due to the timing of the Committee meeting such executives did not receive options in 1993 but did receive options in January 1994 based on the factors discussed herein. The number of options granted to an executive officer was determined by taking a percentage of base salary and dividing that amount by the fair market value per share on the date of grant. The Committee also considered recommendations of the Chief Executive Officer, responsibility levels, compensation and the market price of the Company's common stock in determining the size of option grants in 1993. Based on the Committee's desire to increase stock ownership among executive officers, the number of options held by an executive officer and the exercise price thereof was considered in determining individual grants. These factors were considered subjectively in the aggregate, and none of the factors was accorded a specific weight.

     Profit Sharing Plan. The Company also maintains a profit sharing plan for the benefit of its executive officers and all other employees of the Company. The Company's annual contribution to the profit sharing plan is based on the increase in the Company's profitability compared to the prior year. The contribution received by each individual is dependent upon that person's salary and length of service to the Company. The size of the Company's annual profit sharing contribution is decided by a committee of the Board of Directors, within certain limits, based on the profitability of the Company and, to a lesser extent, the earnings of the plan during the prior year.

  Early-Retirement Package for Certain Executive Officer

     As described in footnote 1 to the Summary Compensation Table included elsewhere herein, the Company provided an early retirement package to Mr. Thomas Hidell in connection with his retirement from the Company in August 1993. The terms of the early retirement package were recommended to the Committee by senior management of the Company and were based on Mr. Hidell's compensation at the time of his retirement, prior service and contributions to the Company. In approving the terms of the early retirement package, the Committee considered these factors subjectively in the aggregate, and none of the factors was accorded a specific weight.

  Chief Executive Officer Compensation

     The Committee considered the findings of the consulting firm and the other general factors discussed above in determining Mr. Woodson's compensation in 1993. The compensation survey indicated that Mr. Woodson's cash compensation (base salary and bonus) was below the average cash compensation paid to other Chief Executive Officers in the Market Group. Although Mr. Woodson's base salary was slightly above the market average, this difference was more than offset by Mr. Woodson's bonus, which was below the market average.

     Based on increases in the cost of living, the competitive market for base salaries, Mr. Woodson's past and potential future contributions to the success of the Company and the Company's overall performance, the Committee approved a 6% increase in Mr. Woodson's base salary in 1993 over 1992. These factors were considered in the aggregate on a subjective basis, and no factors were given any specific weight.

     Mr. Woodson received a bonus in 1993 which was based solely on the Company's earnings per share in relation to a targeted figure. The consulting firm noted that the Company's threshold for the Chief Executive Officer's bonus in 1992 was higher than the market and that the Chief Executive Officer received no additional award if the Company performance goal was exceeded. In order to bring the Company's Chief Executive Officer bonus program more in line with the market, the Committee lowered the threshold for Mr. Woodson's bonus from 95% to 90% of the targeted earnings per share amount, but provided that no bonus would be awarded (unless authorized by the Committee) if earnings per share were less than the prior year. In addition, the consulting firm noted that Mr. Woodson's prior potential bonus (25% of base salary) was significantly lower than the potential bonus of the market (an average of approximately 58% of base salary for Chief Executive Officers). Consistent with the consulting firm's recommendations to increase Mr. Woodson's bonus as a percentage of base salary, the Committee increased the bonus payable upon achievement of the targeted earnings per share amount from 25% to 50% of Mr. Woodson's base salary. The Committee also approved a maximum bonus of 60% of base salary based on the attainment of 110% of the targeted earnings per share amount. Because the Company achieved 96% of its target earnings per share, Mr. Woodson received a bonus equal to 32% of his base salary.

     The compensation survey indicated that option grants to Mr. Woodson, as a percentage of base salary, were lower than the market. In light of these findings and in an effort to compensate for below-market option grants in the past, the Committee authorized the grant of stock options in 1993 to Mr. Woodson equal to 250% of his base salary. The Committee considered compensation and the market price of the Company's common stock in determining the size of option grants to Mr. Woodson. The Committee also considered options currently held by Mr. Woodson and the exercise price thereof in making its determination. The factors considered by the Committee in determining the size of the option grant to Mr. Woodson were considered subjectively in the aggregate. No factors were given any specific weight.

     The Committee believes that its executive compensation reflects the goals and philosophy of the Company's compensation program. As described above, an increasing portion of the executive officers' compensation is at risk and tied to improving shareholder value and attaining corporate earnings targets.

                                          COMPENSATION AND STOCK
                                          OPTION COMMITTEE

                                          Lawrence L. Gellerstedt, Jr., Chairman
                                          G. Harold Northrop
                                          Larry L. Prince

February 18, 1994

                       FIVE YEAR STOCK PERFORMANCE GRAPH

     The line graph below reflects the cumulative, five-year shareholder return (assuming the reinvestment of dividends) on the Company's Common Stock compared to such return of the S&P 500 Index and the Dow Jones Industrial and Commercial General Services Index. The graph reflects the investment of $100 on December 31, 1988 in the Company's Common Stock, the S&P 500 Index and the Dow Jones Industrial and Commercial General Services Index.

                                                                   DJ Ind. &
                                                                  Comm. Gen-
      Measurement Period          John H.                       eral Services
    (Fiscal Year Covered)     Harland Company       S&P 500          Index
Dec-88                           $  100          $  100          $  100
Dec-89                              103             132             109
Dec-90                               92             128             102
Dec-91                              119             166             127
Dec-92                              135             179             145
Dec-93                              116             197             152

                              CERTAIN TRANSACTIONS

     In June 1993, the Company announced its plan to repurchase 3,400,000 shares of Common Stock. In accordance with the share repurchase program, the Company purchased 400,000 shares of Common Stock from the John H. and Wilhelmina D. Harland Charitable Foundation, Inc., which owns more than 5% of the Company's outstanding Common Stock. The shares were purchased in a negotiated transaction for $26.625 per share, or an aggregate of $10,650,000, on August 19, 1993.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche, subject to ratification by the shareholders at the Annual Meeting, as auditors of the Company for fiscal 1994. Deloitte & Touche, or its predecessors, has audited the Company's financial statements for the past 46 years. Should this firm be unable to perform the requested services for any reason or not be ratified by the shareholders, the Directors will appoint other independent auditors to serve for the remainder of the year. Representatives of Deloitte & Touche will be present at the annual meeting of shareholders, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                         ANNUAL REPORT TO SHAREHOLDERS

     The annual report of the Company for the year ended December 31, 1993, including audited financial statements, accompanies this Proxy Statement.

                       ANNUAL 10-K REPORT TO SHAREHOLDERS

     The Company will provide without charge, at the written request of any record beneficial shareholder on March 3, 1994, a copy of the Company's Annual Report on Form 10-K including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Form 10-K should be mailed to:

         JOHN H. HARLAND COMPANY
         P. O. Box 105250
         Atlanta, Georgia 30348

         Attention: Victoria P. Weyand
                    Vice President and Secretary

                             SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Company's 1995 Annual Meeting of Shareholders must be received no later than November 17, 1994 in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

                                 OTHER MATTERS

     The minutes of the annual meeting of shareholders held on April 23, 1993 will be presented to the meeting, but it is not intended that action taken under the proxy will constitute approval of the matters referred to in such minutes. The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's stock. In addition, the Company has retained Georgeson & Co., Inc. to assist in the solicitation of proxies with respect to shares of the Company's Common Stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mails, by facsimile or by personal calls. The anticipated cost of the services of Georgeson & Co., Inc. is $5,500.

                                          Victoria P. Weyand
                                          Vice President and Secretary

March 17, 1994

                            JOHN H. HARLAND COMPANY
                                     PROXY
  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 1994
 The undersigned hereby appoints ROBERT R. WOODSON and I. WARD LANG and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of John H. Harland Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Friday, April 22, 1994 at 10:00 a.m., EST, at the High Museum of Art, 1280 Peachtree Street, NE, Atlanta, Georgia, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.

   1.  To elect four (4) directors:

    LAWRENCE L. GELLERSTEDT, JR.           G. HAROLD NORTHROP              FOR all nominees (except as marked to the contrary) / /
    EDWARD J. HAWIE                        ROBERT A. YELLOWLEES            WITHHOLD AUTHORITY for all nominees listed         / /

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

   2. To ratify the appointment of Deloitte & Touche as the Company's independent certified public accountants for the year ending December 31, 1994.

                                                FOR / / AGAINST / / ABSTAIN / /

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED
            THE PROXY WILL BE VOTED "FOR" THE ABOVE STATED PROPOSALS

                                (Continued, and to be signed, on the other side)

                                                     (Continued from other side)

                                             Please sign and date below, and
                                             return this proxy immediately in
                                             the enclosed envelope, whether or
                                             not you plan to attend the annual
                                             meeting.
                                                  Date                      1994
                                                      ---------------------

                                             -----------------------------------

                                             -----------------------------------

                                             Please sign exactly as your name or
                                             names appear hereon. Where more
                                             than one owner is shown above, each
                                             should sign. When signing in a
                                             fiduciary or representative
                                             capacity, please give full title.
                                             If this proxy is submitted by a
                                             corporation, it should be executed
                                             in the full corporate name by a
                                             duly authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                          DESCRIPTION OF DIFFERENCES




1. On pages 2-5 of the Proxy Statement the blank spaces above the directors' names contain black and white photographs of each respective director.

2. A table of the data points graphed in a line graph presented in the Proxy Statement is set forth under the heading "Five Year Stock Performance Graph."